UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1055 W. Square Lake Road Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(888) 825-9111

Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 13, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Electric Last Mile Solutions, Inc. (f/k/a Forum Merger III Corporation) (the “Company”) approved, effective immediately, (i) the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, and (ii) the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Withum has served as the Company’s independent registered public accounting firm since the Company’s inception, and BDO has served as the independent registered public accounting firm for Electric Last Mile, Inc., which became a wholly owned subsidiary of the Company upon the closing of the Company’s previously announced business combination on June 25, 2021, since 2020.

Withum’s report of independent registered public accounting firm, dated May 6, 2021, on the Company’s consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019, and the related notes to the consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in which Withum expressed substantial doubt about the Company’s ability to continue as a going concern and other than with respect to the restatement of the Company’s financial statements for the year ended December 31, 2020, as discussed in Note 2 to the financial statements included in the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2021.

During the period from June 25, 2019 (inception) to December 31, 2020 and the subsequent interim period through July 13, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Withum’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the period from June 25, 2019 (inception) to December 31, 2020 and the subsequent interim period through July 13, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for the warrants issued in connection with the Company’s initial public offering, which resulted in the restatement of the Company’s financial statements for the year ended December 31, 2020, as set forth in the Company’s Form 10-K/A, as filed with the SEC on May 7, 2021.

During the period from June 25, 2019 (inception) to December 31, 2020, and the subsequent interim period through July 13, 2021, the Company did not consult BDO with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Withum with a copy of the disclosures made by the Company in this Item 4.01 pursuant to Item 304(a) of Regulation S-K and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01 pursuant to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Withum’s letter, dated July 19, 2021 is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Document
16.1	Letter from Withum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

By:	/s/ James Taylor
Name:	James Taylor
Title:	Chief Executive Officer

2